Exhibit 99.1

FOR IMMEDIATE RELEASE

February 23, 2010

Huron Consulting Group Announces

Fourth Quarter and Full Year 2009 Financial Results

•

Full year 2009 revenues of $663.9 million, including revenues from discontinued operations, increased 7.9% from full year 2008 revenues of $615.5 million. Full year 2009 revenues, excluding revenues from discontinued operations, of $628.7 million increased 9.6% from full year 2008 revenues of $573.8 million.

•

Q4 2009 revenues of $162.9 million, including revenues from discontinued operations, decreased 0.7% from Q4 2008 revenues of $164.0 million. Q4 2009 revenues, excluding revenues from discontinued operations, of $157.1 million increased 3.5% from Q4 2008 revenues of $151.8 million.

•

Full year GAAP loss per share was $(1.63) compared to full year 2008 diluted earnings per share of $0.53, principally as a result of the previously announced goodwill impairment charge, $67.0 million of which relates to continuing operations, as well as restatement-related expenses of $17.5 million.

•	Full year non-GAAP adjusted diluted earnings per share was $3.24 compared to $3.47 in the same period last year(8).

•

The average number of full-time billable consultants(2) increased 7.8% to 1,386 for the full year 2009 compared to 1,286 for the same period last year. The average number of full-time equivalent professionals(5) was 860 for the full year 2009 compared to 834 for the same period last year.

•	Company anticipates full year 2010 revenues to be in a range of $600.0 million to $640.0 million.

CHICAGO – February 23, 2010 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2009.

“I am very pleased to report that Huron has managed successfully through a challenging year,” said James H. Roth, chief executive officer, Huron Consulting Group. “Our fourth quarter results reflect the tenacity of our people and the strength of our diversified portfolio. Given the many uncertainties in the economy, our array of services has contributed to a solid quarter and positioned us well for 2010.”

“2010 will be a challenging year for many consulting firms, and Huron is no exception. Our strategic focus on our core service lines, all of which have enviable market share, has positioned us to look forward with confidence in our market relevance and capabilities, but cautiously with respect to market conditions,” added Roth.

In evaluating the Company’s financial performance and consistent with previous periods, the Company has adopted the use of certain non-GAAP measures for a comparison to prior periods and for guidance as described below under “Use of Non-GAAP Financial Measures.”

Fourth Quarter 2009 Results

Revenues, including revenues from discontinued operations, were $162.9 million for the fourth quarter of 2009, a decrease of 0.7%, compared to $164.0 million for the fourth quarter of 2008. Excluding revenues from discontinued operations, revenues were $157.1 million for the fourth quarter of 2009, an increase of 3.5%, compared to $151.8 million for the fourth quarter of 2008.

GAAP net income, including income for discontinued operations, was $14.4 million, or $0.71 per diluted share, for the fourth quarter of 2009 compared to GAAP net income of $3.5 million, or $0.17 per diluted share, for the same period last year. Non-GAAP adjusted net income(8) was $21.0 million, or $1.03 per diluted share, for the fourth quarter of 2009 compared to $17.2 million, or $0.85 per diluted share, for the comparable quarter in 2008. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)(8), which excludes share-based compensation expense, non-cash compensation expense, restructuring charges, non-recurring expenses related to the restatement, the goodwill impairment charge, and other gains, was $33.5 million, or 20.5% of revenues including discontinued operations for the fourth quarter of 2009, compared to $45.0 million, or 27.4% of revenues including discontinued operations, in the comparable quarter last year.

Full Year 2009 Results

Revenues, including revenues from discontinued operations, were $663.9 million for the full year 2009, an increase of 7.9% from full year 2008 revenues of $615.5 million. Excluding revenues from discontinued operations, revenues were $628.7 million for the full year 2009, an increase of 9.6% from full year 2008 revenues of $573.8 million.

GAAP net loss, including loss from discontinued operations, which includes restructuring, restatement and goodwill impairment charges as discussed above, was $32.9 million, or a loss of $(1.63) per share, for 2009 compared to GAAP net income of $10.1 million, or $0.53 per diluted share, for the same period last year. Non-GAAP full year adjusted net income(8) was $66.6 million, or $3.24 per diluted share, for 2009 compared to $66.3 million, or $3.47 per diluted share, for the same period last year. Adjusted EBITDA(8), which excludes share-based compensation expense, non-cash compensation expense, restructuring charges, non-recurring expenses related to the restatement, the goodwill impairment charge, and other gains, was $144.0 million, or 21.7% of revenues including discontinued operations, compared to $150.7 million, or 24.5% of revenues including discontinued operations, for the same period last year.

The average number of full-time billable consultants(2) increased 7.8% to 1,386 for the full year 2009 compared to 1,286 for the same period last year. The average number of full-time equivalent professionals(5) was 860 for the full year 2009 compared to 834 for the same period last year. Full-time billable consultant utilization rate was 68.5% during full year 2009 compared with 67.7% during the same period last year. Average billing rate per hour for full-time billable consultants was $270 for the full year 2009 compared to $260 for the same period last year.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

“Our solid results are directly attributable to the talent and experience that we bring to market in our practice areas,” Roth said. “In our industry-focused health, education, and legal consulting services, which comprise nearly 80 percent of our revenues, we hold the number one or number two positions in terms of market presence. In our other financial consulting practices, where we don’t have the same market penetration, we have a set of services that are flexible and responsive to clients’ event- and transaction-based needs across multiple industries. Collectively, the Huron portfolio has demonstrated that our strategic alignment presents a portfolio of service offerings that are profitable and relevant in key areas of the domestic economy.”

Effective January 1, 2010, the Company has reorganized its practice areas and service lines to align Huron to better meet market demand and serve clients. Under the new organizational structure, Huron will have three operating segments as follows: Health and Education Consulting, Legal Consulting and Financial Consulting, representing approximately 60%, 20% and 20% of the Company’s overall revenues, respectively. Financial Consulting is the combination of the Company’s previously named Accounting & Financial Consulting and Corporate Consulting segments. The Financial Consulting segment primarily includes the Restructuring and Turnaround, Disputes and Investigations, Accounting Advisory, and Utilities service offerings. The Health and Education Consulting and Legal Consulting segments remain unchanged.

Segment financial results are included in the attached schedules.

Financial Restatement

The Company announced on July 31, 2009 that it would restate its financial statements for the years 2006, 2007 and 2008 and the first quarter of 2009. On August 17, 2009, Huron completed the restatement. The restatement pertained to the accounting for certain acquisition-related payments received by selling shareholders of four acquired businesses that were subsequently redistributed by such selling shareholders among themselves and to other select client-serving and administrative Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures.

See the Company’s Form 10-K/A for the year ended December 31, 2008, Form 10-Q/A for the quarter ended March 31, 2009 and Form 10-Q for the quarter ended June 30, 2009, each filed on August 17, 2009, as well as the Company’s Form 10-Q for the quarter ended September 30, 2009, filed on November 5, 2009, for additional information related to the financial restatement.

Goodwill Impairment

As a result of the significant decline in the price of the Company’s common stock following the Company’s July 31, 2009 announcement of its intention to restate its financial statements, the Company engaged in the previously announced impairment analysis with respect to the carrying value of its goodwill in connection with the preparation of the financial statements for the quarter ended September 30, 2009, and recorded a $106.0 million non-cash pretax charge for the impairment of goodwill. The impairment charge was recognized to reduce the carrying value of goodwill associated with the Company’s Accounting & Financial Consulting and Corporate Consulting segments. Of the $106.0 million impairment charge, $67.0 million relates to continuing operations and $39.0 million relates to discontinued operations. The impairment charge was non-cash in nature and did not affect the Company’s liquidity.

Discontinued Operations

During the fourth quarter of 2009, the Company completed the sale of its Strategy (Galt) business, which was a component of the Corporate Consulting segment. Additionally, the Company committed to a plan to divest its operations in Japan, which is primarily a component of the Corporate Consulting segment. Results for these businesses are reported as discontinued operations for the periods presented.

Outlook for 2010

Based on currently available information, the Company provided guidance for full year 2010 revenues before reimbursable expenses in a range of $600.0 million to $640.0 million. The Company also anticipates EBITDA(10,12) in a range of $98.5 million to $106.0 million, Adjusted EBITDA(10,12) in a range of $107.0 million to $114.5 million, GAAP diluted earnings per share in a range of $1.55 to $1.75, and non-GAAP adjusted diluted earnings per share(10,12) in a range of $2.00 to $2.20.

Beginning in 2010, the Company will no longer exclude share-based compensation from non-GAAP and EBITDA calculations.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Fourth Quarter and Full Year 2009 Webcast

The Company will host a webcast to discuss its financial results today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(8,12)

In evaluating the Company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to net income (loss) and diluted earnings (loss) per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States. The reconciliation of these measures to the most comparable GAAP measures are included in the attached schedules.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission (“SEC”) investigation and related Company inquiry with respect to the restatement and the related purported private shareholder class action lawsuits, since consolidated, and derivative lawsuits, (iii) the SEC investigation and related Company inquiry into the allocation of time within a certain practice group, (iv) the United States Attorney’s Office for the Northern District of Illinois’ request for certain documents, and (v) the cost reduction program implemented in the third quarter of 2009. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our forthcoming 2009 Annual Report on Form 10-K for the full year ended December 31, 2009 for a description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

James K. Rojas, Chief Financial Officer

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues and reimbursable expenses:
Revenues	$157,113	$151,758	$628,700	$573,775
Reimbursable expenses	11,479	14,584	50,840	52,303

Total revenues and reimbursable expenses	168,592	166,342	679,540	626,078
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	95,991	90,401	395,869	365,932
Intangible assets amortization	961	3,545	4,695	6,629
Reimbursable expenses	11,490	14,552	50,848	52,319

Total direct costs and reimbursable expenses	108,442	108,498	451,412	424,880

Operating expenses:
Selling, general and administrative	30,605	33,503	125,655	126,094
Restructuring charges	1,050	—	3,131	2,343
Restatement related expenses	4,063	—	17,490	—
Depreciation and amortization	5,459	6,405	22,192	22,922
Impairment charge on goodwill	—	—	67,034	—

Total operating expenses	41,177	39,908	235,502	151,359
Other gains	2,100	—	4,787	—

Operating income (loss)	21,073	17,936	(2,587)	49,839
Other income (expense):
Interest expense, net of interest income	(3,246)	(4,709)	(12,256)	(13,775)
Other income (expense)	693	(1,883)	1,883	(2,788)

Total other expense	(2,553)	(6,592)	(10,373)	(16,563)

Income (loss) from continuing operations before income tax expense	18,520	11,344	(12,960)	33,276
Income tax expense	6,150	9,657	1,529	27,750

Net income (loss) from continuing operations	12,370	1,687	(14,489)	5,526
Income (loss) from discontinued operations (including loss on disposal of $0.4 million during the three and twelve month periods ending December 31, 2009), net of tax	2,029	1,772	(18,384)	4,555

Net income (loss)	$14,399	$3,459	$(32,873)	$10,081

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.61	$0.09	$(0.72)	$0.30
Income (loss) from discontinued operations, net of tax	$0.10	$0.09	$(0.91)	$0.25

Net income (loss)	$0.71	$0.18	$(1.63)	$0.55

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.61	$0.08	$(0.72)	$0.29
Income (loss) from discontinued operations, net of tax	$0.10	$0.09	$(0.91)	$0.24

Net income (loss)	$0.71	$0.17	$(1.63)	$0.53

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,271	19,180	20,114	18,257
Diluted	20,419	20,074	20,114	19,082

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$5,715	$12,404
Receivables from clients, net	90,543	85,327
Unbilled services, net	37,558	37,180
Income tax receivable	18,911	3,496
Deferred income taxes	16,338	15,695
Prepaid expenses and other current assets	19,437	14,122
Current assets of discontinued operations	4,281	10,831

Total current assets	192,783	179,055
Property and equipment, net	39,147	43,516
Deferred income taxes	21,298	2,064
Other non-current assets	14,383	14,587
Intangible assets, net	22,406	31,832
Goodwill	464,169	505,676
Non-current assets of discontinued operations	29	2,867

Total assets	$754,215	$779,597

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,150	$6,401
Accrued expenses	29,201	26,525
Accrued payroll and related benefits	71,473	42,666
Accrued consideration for business acquisitions	63,188	60,099
Income tax payable	874	1,712
Deferred revenues	13,764	21,192
Current portion of capital lease obligations	278	518
Current liabilities of discontinued operations	7,065	7,038

Total current liabilities	192,993	166,151
Non-current liabilities:
Deferred compensation and other liabilities	6,131	5,309
Capital lease obligations, net of current portion	5	204
Bank borrowings	219,000	280,000
Deferred lease incentives	8,681	8,677
Non-current liabilities of discontinued operations	416	230

Total non-current liabilities	234,233	294,420
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,624,515 and 21,387,679 shares issued at December 31, 2009 and 2008, respectively	213	202
Treasury stock, at cost, 995,409 and 404,357 shares at December 31, 2009 and December 31, 2008, respectively	(51,561)	(21,443)
Additional paid-in capital	335,272	263,485
Retained earnings	43,858	76,731
Accumulated other comprehensive (loss) income	(793)	51

Total stockholders’ equity	326,989	319,026

Total liabilities and stockholders’ equity	$754,215	$779,597

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve months ended December 31,
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(32,873)	$10,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,333	29,920
Share-based compensation	19,904	26,807
Non-cash compensation	8,333	30,570
Allowances for doubtful accounts and unbilled services	1,993	5,477
Deferred income taxes	(21,762)	520
Impairment charge on goodwill	106,000	—
Impairment of goodwill and intangibles related to discontinued operations	3,425	—
Non-cash gains and other	(3,286)	—
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	(2,597)	6,386
Decrease (increase) in unbilled services	2,503	(12,380)
(Increase) decrease in current income tax receivable / payable, net	(15,957)	11,066
(Increase) in other assets	(622)	(8,620)
Increase in accounts payable and accrued liabilities	6,928	5,494
Increase (decrease) in accrued payroll and related benefits	28,335	(13,051)
(Decrease) increase in deferred revenues	(8,601)	8,930

Net cash provided by operating activities	120,056	101,200

Cash flows from investing activities:
Purchases of property and equipment, net	(12,616)	(19,821)
Net investment in life insurance policies	(395)	(1,093)
Purchases of businesses, net of cash acquired	(51,550)	(229,947)

Net cash used in investing activities	(64,561)	(250,861)

Cash flows from financing activities:
Proceeds from exercise of stock options	162	397
Shares redeemed for employee tax withholdings	(3,304)	(6,162)
Tax benefit from share-based compensation	1,822	12,234
Proceeds from borrowings under credit facility	246,000	631,500
Repayments on credit facility	(307,000)	(475,000)
Principal payments of notes payable and capital lease obligations	(370)	(1,432)

Net cash (used in) provided by financing activities	(62,690)	161,537

Effect of exchange rate changes on cash	(452)	(763)

Net (decrease) increase in cash and cash equivalents	(7,647)	11,113
Cash and cash equivalents at beginning of the period	14,106	2,993

Cash and cash equivalents at end of the period(*)	$6,459	$14,106

Supplemental disclosure of cash flow information:
Non-cash investing activity:
Issuance of common stock in connection with business combinations	$—	$61,320
Issuance of common stock in connection with business combination classified as a liability	$—	$15,000

*	Includes cash from discontinued operations of $744 thousand and $1,702 thousand as of December 31, 2009 and 2008, respectively.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2009	2008
Health and Education Consulting(6):
Revenues	$90,676	$88,369	2.6%
Operating income (1)	$34,549	$35,992	(4.0)%
Segment operating income as a percent of segment revenues	38.1%	40.7%
Accounting and Financial Consulting(6) (7):
Revenues	$25,733	$27,322	(5.8)%
Operating income (loss) (1)	$9,777	$4,190	133.3%
Segment operating income as a percent of segment revenues	38.0%	15.3%
Legal Consulting:
Revenues	$31,401	$27,555	14.0%
Operating income	$5,719	$5,393	6.0%
Segment operating income as a percent of segment revenues	18.2%	19.6%
Corporate Consulting(7):
Revenues	$9,303	$8,512	9.3%
Operating income	$2,379	$(554)	N/M
Segment operating income as a percent of segment revenues	25.6%	(6.5)%
Total Company(7):
Revenues	$157,113	$151,758	3.5%
Reimbursable expenses	11,479	14,584	(21.3)%

Total revenues and reimbursable expenses	$168,592	$166,342	1.4%

Statement of operations reconciliation(7):
Segment operating income	$52,424	$45,021	16.4%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	25,892	20,680	25.2%
Depreciation and amortization expense	5,459	6,405	(14.8)%

Total operating income	21,073	17,936	17.5%
Other expense, net	(2,553)	(6,592)	61.3%

Income from continuing operations before income tax expense	$18,520	$11,344	63.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting(6)	857	879	(2.5)%
Accounting and Financial Consulting(6) (7)	209	323	(35.3)%
Legal Consulting	141	163	(13.5)%
Corporate Consulting(7)	77	91	(15.4)%

Total	1,284	1,456	(11.8)%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting(6)	854	859
Accounting and Financial Consulting(6) (7)	235	326
Legal Consulting	140	154
Corporate Consulting(7)	81	95

Total	1,310	1,434
Full-time billable consultant utilization rate (3):
Health and Education Consulting(6)	72.4%	78.5%
Accounting and Financial Consulting(6) (7)	58.8%	55.0%
Legal Consulting	54.6%	65.3%
Corporate Consulting(7)	48.0%	50.1%
Total	66.5%	70.0%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended December 31,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting(6)	$287	$250
Accounting and Financial Consulting(6) (7)	$261	$247
Legal Consulting	$192	$228
Corporate Consulting(7)	$500	$381
Total	$285	$254
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting(6)	$94	$92
Accounting and Financial Consulting(6) (7)	$70	$61
Legal Consulting	$45	$66
Corporate Consulting(7)	$114	$85
Total	$86	$82
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting(6)	132	100
Accounting and Financial Consulting(6) (7)	138	121
Legal Consulting	750	576
Corporate Consulting(7)	—	3

Total	1,020	800
Revenue per full-time equivalents (in thousands):
Health and Education Consulting(6)	$76	$89
Accounting and Financial Consulting(6) (7)	$67	$61
Legal Consulting	$34	$30
Corporate Consulting(7)	$—	$142
Total	$44	$43

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2009	2008
Health and Education Consulting(6):
Revenues	$373,881	$269,370	38.8%
Operating income (1)	$141,295	$90,886	55.5%
Segment operating income as a percent of segment revenues	37.8%	33.7%
Accounting and Financial Consulting(6) (7):
Revenues	$99,352	$137,732	(27.9)%
Operating income (1)	$16,285	$22,512	(27.7)%
Segment operating income as a percent of segment revenues	16.4%	16.3%
Legal Consulting:
Revenues	$114,824	$121,413	(5.4)%
Operating income	$22,035	$37,780	(41.7)%
Segment operating income as a percent of segment revenues	19.2%	31.1%
Corporate Consulting(7):
Revenues	$40,643	$45,260	(10.2)%
Operating income	$11,667	$6,044	93.0%
Segment operating income as a percent of segment revenues	28.7%	13.4%
Total Company(7):
Revenues	$628,700	$573,775	9.6%
Reimbursable expenses	50,840	52,303	(2.8)%

Total revenues and reimbursable expenses	$679,540	$626,078	8.5%

Statement of operations reconciliation(7):
Segment operating income	$191,282	$157,222	21.7%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	104,643	84,461	23.9%
Depreciation and amortization expense	22,192	22,922	(3.2)%
Impairment charge on goodwill	67,034	—	N/M

Total operating income (loss)	(2,587)	49,839	(105.2)%
Other expense, net	(10,373)	(16,563)	(37.4)%

Income (loss) from continuing operations before income tax expense	$(12,960)	$33,276	(138.9)%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting(6)	857	879	(2.5)%
Accounting and Financial Consulting(6) (7)	209	323	(35.3)%
Legal Consulting	141	163	(13.5)%
Corporate Consulting(7)	77	91	(15.4)%

Total	1,284	1,456	(11.8)%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting(6)	875	641
Accounting and Financial Consulting(6) (7)	278	350
Legal Consulting	148	164
Corporate Consulting(7)	85	131

Total	1,386	1,286
Full-time billable consultant utilization rate (3):
Health and Education Consulting(6)	75.3%	79.6%
Accounting and Financial Consulting(6) (7)	57.3%	54.7%
Legal Consulting	57.1%	62.8%
Corporate Consulting(7)	55.6%	50.9%
Total	68.5%	67.7%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting(6)	$272	$251
Accounting and Financial Consulting(6) (7)	$251	$269
Legal Consulting	$207	$235
Corporate Consulting(7)	$398	$335
Total	$270	$260
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting(6)	$385	$378
Accounting and Financial Consulting(6) (7)	$262	$268
Legal Consulting	$216	$269
Corporate Consulting(7)	$460	$332
Total	$347	$330
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting(6)	111	71
Accounting and Financial Consulting(6) (7)	103	176
Legal Consulting	644	583
Corporate Consulting(7)	2	4

Total	860	834
Revenue per full-time equivalents (in thousands):
Health and Education Consulting(6)	$335	$379
Accounting and Financial Consulting(6) (7)	$258	$249
Legal Consulting	$129	$133
Corporate Consulting(7)	$765	$449
Total	$172	$180

(1)	Includes non-cash compensation expense as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Health and Education Consulting	$—	$4,775	$5,606	$14,966
Accounting and Financial Consulting	—	812	1,895	11,554

Total	$—	$5,587	$7,501	$26,520

(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(6)	Reflects the reclassification of our government contract consulting practice from our Health and Education Consulting segment to our Accounting and Financial Consulting segment in conjunction with an internal reorganization.
(7)	Excludes results from the Japan operations and the strategy practice (Galt) which are reported as discontinued operations for the periods presented.
N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)

(in thousands and unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues from continuing operations	$157,113	$151,758	$628,700	$573,775
Revenues from discontinued operations	5,750	12,257	35,247	41,701

Total revenues including discontinued operations	$162,863	$164,015	$663,947	$615,476

Net income (loss)	$14,399	$3,459	$(32,873)	$10,081
Add back:
Income tax expense on continuing operations	6,150	9,657	1,529	27,750
Income tax expense (benefit) on discontinued operations	(4,986)	2,175	(15,193)	6,739
Interest and other expenses	2,552	6,591	10,365	16,504
Depreciation and amortization	6,555	10,069	27,593	29,920

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (8)	24,670	31,951	(8,579)	90,994
Add back:
Share-based compensation	3,330	6,387	19,904	26,807
Non-cash compensation	—	6,618	8,333	30,570
Restructuring charges	1,051	—	3,140	2,343
Restatement related expenses	4,063	—	17,490	—
Impairment charge on goodwill	—	—	106,000	—
Other gains	(2,100)	—	(4,787)	—
Loss on sale of discontinued operations	440	—	440	—
Non-cash write-down on discontinued operations held for sale	2,012	—	2,012	—

Adjusted EBITDA (8)	$33,466	$44,956	$143,953	$150,714

Adjusted EBITDA as a percentage of total revenues including discontinued operations (8)	20.5%	27.4%	21.7%	24.5%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (8)

(in thousands and unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Net income (loss)	$14,399	$3,459	$(32,873)	$10,081

Weighted average shares(9)	20,419	20,074	20,114	19,082

Diluted earnings (loss) per share	$0.71	$0.17	$(1.63)	$0.53

Add back:
Amortization of intangible assets	2,379	5,622	10,218	14,264
Share-based compensation	3,330	6,387	19,904	26,807
Non-cash compensation	—	6,618	8,333	30,570
Restructuring charges	1,051	—	3,140	2,343
Restatement related expenses	4,063	—	17,490	—
Impairment charge on goodwill	—	—	106,000	—
Other gains	(2,100)	—	(4,787)	—
Loss on sale of discontinued operations	440	—	440	—
Non cash write-down on discontinued operations held for sale	2,012	—	2,012	—
Tax effect	(4,582)	(4,924)	(63,311)	(17,800)

Total adjustments, net of tax	6,593	13,703	99,439	56,184

Adjusted net income (8)	$20,993	$17,162	$66,566	$66,265

Weighted average shares – diluted	20,419	20,074	20,526	19,082
Adjusted diluted earnings per share (8)	$1.03	$0.85	$3.24	$3.47

(8)	In evaluating the Company’s financial performance, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to net income (loss), diluted earnings (loss) per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)	In the twelve month period ending December 31, 2009, the Company’s earnings resulted in a net loss, therefore, basic weighted average common shares outstanding is used in computing diluted loss per share. For the three month periods ending December 31, 2008 and 2009, and the twelve month period ending December 31, 2008, diluted weighted average common shares outstanding is used in computing diluted earnings per share.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2010 OUTLOOK

RECONCILIATION OF NET INCOME (10) TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (10)(12)

(in millions and unaudited)

	Year Ending December 31, 2010
	Guidance Range
	Low	High
Projected revenues – GAAP	$600.0	$640.0

Projected net income – GAAP (10)	$33.0	$37.0
Add back:
Income tax expense	28.0	31.5
Interest and other expenses	13.5	13.5
Depreciation and amortization	24.0	24.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (10)(12)	98.5	106.0
Add back:
Restructuring and restatement related expenses (11)	8.5	8.5

Projected adjusted EBITDA (10)(12)	$107.0	$114.5

Projected adjusted EBITDA as a percentage of projected revenues (12)	17.8%	17.9%

RECONCILIATION OF NET INCOME (10) TO ADJUSTED NET INCOME (10)(12)

(in millions and unaudited)

	Year Ending December 31, 2010
	Guidance Range
	Low	High
Projected net income – GAAP (10)	$33.0	$37.0

Projected earnings per share – GAAP (10)	$1.55	$1.75

Add back:
Amortization of intangible assets	7.5	7.5
Restructuring and restatement related expenses (11)	8.5	8.5
Tax effect	(6.5)	(6.5)

Total adjustments, net of tax	9.5	9.5
Projected adjusted net income (10)(12)	$42.5	$46.5

Projected adjusted diluted earnings per share (10)(12)	$2.00	$2.20

(10)	Projected net income – GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share – GAAP, projected adjusted net income, and projected adjusted diluted earnings per share (i) exclude potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts that may be incurred in connection with the SEC investigations into the restatement and the allocation of time within a certain practice group or the purported private shareholder class action lawsuits, since consolidated, and derivative lawsuits in respect of the restatement, which costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts cannot be estimated and could be material and (ii) exclude other unanticipated costs and expenses in connection with the SEC investigations, the purported private shareholder class action lawsuit and the derivative lawsuits, or the request by the United States Attorney’s Office (“USAO”) for the Northern District of Illinois for certain documents, which costs and expenses could be material. See the Company’s Form 10-K/A for the year ended December 31, 2008, Form 10-Q/A for the quarter ended March 31, 2009 and Form 10-Q for the quarter ended June 30, 2009, each filed on August 17, 2009, as well as the Company’s Form 10-Q for the quarter ended September 30, 2009, filed on November 5, 2009 and Form 10-K for the year ended December 31, 2009, which the Company intends to file on February 23, 2010, for additional information about the SEC investigations, purported private shareholder class action lawsuit and the derivative lawsuits and the USAO’s request for certain documents.

(11)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the purported shareholder class action lawsuit and the derivative lawsuits and the USAO’s request for certain documents.
(12)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income and projected earnings per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.